EXHIBIT 10.5.2 EMPLOYMENT AGREEMENTS BETWEEN QCBC, INC. AND QCF, RESPECTIVELY, AND J.L.THOMAS AS OF JULY 1, 1996.


                                  THREE YEAR
                           QUAKER CITY BANCORP, INC.
                             EMPLOYMENT AGREEMENT


     This AGREEMENT is made effective as of July 1, 1996, by and between Quaker City Bancorp, Inc. (the "Company"), a corporation organized under the laws of Delaware, with its principal administrative office at 7021 Greenleaf Avenue, Whittier, California, and J. L. Thomas (the "Executive"). Any reference to "Association" herein shall mean Quaker City Federal Savings and Loan Association or any successor thereto.

     WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Company on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as Chairman of the Board of the Company. The Executive shall render administrative and management services to the Company such as are customarily performed by persons in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary of the Company. Failure to reelect Executive as Chairman of the Board of the Company or failure to reelect Executive as Chairman of the Board of the Association without the consent of the Executive shall constitute a breach of this Agreement.

2. TERMS.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the date of the execution of this Agreement, the term of this Agreement shall be extended for one day each day until such time as the Board of Directors of the Company (the "Board") or Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the third anniversary of the date of such written notice. Notwithstanding the foregoing or any other provision of this Agreement, the term of this Agreement shall automatically expire upon the 65th birthday of Executive.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote the time required to fulfill the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Company and participation in community and civic organizations; the time required will vary significantly, however will exceed fifty percent of the Executive's business time; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Company, or materially affect the performance of Executive's duties pursuant to this Agreement.

     (c) In the event that Executive's duties and responsibilities with respect to the Association are temporarily or permanently terminated pursuant to Sections 7 or 16 of the Employment Agreement dated July 1, 1996, between Executive and the Association ("Association Agreement") and the course of conduct upon which such termination is based would not constitute grounds for Termination for Cause under Section 7 of this Agreement then Executive shall continue to serve as Chairman of the Board of the Company. However, Executive shall not perform, during the pendency of his temporary or permanent suspension or termination from the Association, duties and responsibilities formerly performed at the Association as part of his duties and responsibilities as Chairman of the Board of the Company. Nothing in this provision shall be interpreted as restricting the Company's right to remove Executive for Cause in accordance with Section 7 of this Agreement.

3. COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1. The Company shall pay Executive as compensation a salary of not less than $175,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any employee benefit plan maintained by the Association or Company. Such Base Salary shall be payable semi-monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the effective date of this Agreement. Such review shall be conducted by a Compensation Committee. The Board may increase Executive's Base Salary. The increased Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Company shall also provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Company and the Association.

     (b) The Company will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Company will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Company in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3 and other compensation provided for by paragraph (b) of this Section 3, the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Company of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof, upon Retirement, as defined in Section 6 hereof or for Cause, as defined in Section 7 hereof; (ii) Executive's resignation from the Company's employ, upon any (A) failure to elect or reelect Executive as Chairman of the Board, unless consented to by the Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above, (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment by more than 30 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, (D) liquidation or dissolution of the Association or Company, or (E) breach of this Agreement by the Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D) or (E), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, the Company shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to: (i) the amount of the remaining salary payments that the Executive would have earned if he continued his employment with the Association during the remaining unexpired term of this Agreement at the Executive's Base Salary at the Date of Termination; (ii) the average of the amount of bonus and any other compensation paid to the Executive during the term of the Agreement times the remaining number of years of the Agreement and any fraction thereof, and; (iii) an amount equal to the average of the annual contributions that were made on the Executive' s behalf to any employee benefit plans of the Company or Bank during the term of the Agreement times the remaining number of years of the Agreement and any fraction thereof. At the election of the Executive, which election is to be made within thirty (30) days of the Date of Termination, such payments shall be made in a lump sum or paid monthly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association or the Company for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Association employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

     (d) Upon the occurrence of an Event of Termination, the Executive will be entitled to receive benefits due him under or contributed by the Association or the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Association or the Company on the Executive's behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement.

     (e) In the event that the Executive is receiving monthly payments pursuant to Section 4(b) hereof, on an annual basis, thereafter, between the dates of July 1 and July 31 of each year, Executive shall elect whether, the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

5. CHANGE IN CONTROL.

     (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Association or the Company as set forth below. For purposes of this Agreement, a "Change in Control" of the Association or Company shall mean an event of a nature that; (i) would be required to be reported in response to Item l(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association or the Company representing 20% or more of the Association's or the Company's outstanding securities except for any securities of the Association purchased by the Company in connection with the conversion of the Association to the stock form and any securities purchased by any employee benefit plan of the Association or (B) individuals who constitute the Board on the date hereof (the "Incumbent

Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction occurs in which the Association or Company is not the resulting entity.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e),(f), and (g) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement regardless of whether such termination results from his dismissal or his resignation at any time during the term of this Agreement, unless such termination is because of his death, or termination for Cause.

     (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment as provided in Section 5(b), the Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: (1) the payments due for the remaining term of the Agreement; or (2) three (3) times Executive's average annual compensation for the three (3) preceding taxable years, such annual compensation shall include any bonuses and any other cash compensation paid or to be paid to the Executive during any such year, and the amount of any benefits paid or accrued to the Executive pursuant to any employee benefit plan maintained by the Association or Company in any such year. At the election of the Executive, which election is to be made within thirty (30) days of the Date of Termination following a Change in Control, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the thirty-six
(36) months following the Executive's termination.

     (d) Upon the occurrence of a Change in Control, Executive will be entitled to receive benefits due him under or contributed by the Association or the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Association or the Company on Executive's behalf to the extent such benefits are not otherwise paid to Executive under a separate provision of this Agreement.

     (e) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association or Company for Executive prior to his severance. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination.

     (f) In the event that the Executive is receiving monthly payments pursuant to Section 5(c) hereof, on an annual basis, thereafter, between the dates of July 1 and July 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the Year for which such election is made.

     (g) Notwithstanding the preceding paragraphs of this Section 5, in the event that:

          (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under
               Section 280G of the Code or any successor thereto, and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus the amount of tax required to be paid by Executive thereon by
               Section 4999 of the Code, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required by the preceding paragraphs of this Section 5 shall be determined by the Executive.

6. TERMINATION UPON RETIREMENT.

     Termination of Executive based on "Retirement" shall mean termination in accordance with the Company's or Association's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Company or the Association and other plans to which Executive is a party.

7. TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of a material loss to the Company or one of its affiliates caused by Executive's intentional failure to perform stated duties, personal dishonesty or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any stock benefit plan of the Association, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

8. NOTICE.

     (a) Except for automatic termination upon retirement at age 65 by Executive, any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9. POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 9 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10. NON-DISCLOSURE.

     Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Association. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

11. SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Company subject to Section 13 hereof. The Company may use insurance proceeds especially obtained therefore as partial payment in the event of disability.

12. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13. EFFECT OF ACTION UNDER ASSOCIATION AGREEMENT.

     Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement as of July 1, 1996, between Executive and the Association, such compensation payments and benefits paid by the Association will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement.

14. NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective successors and assigns.

15. MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16. SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17. HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Delaware, unless otherwise specified herein. Payments hereunder may also be subject to
Section 1828(k) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1828(k), and regulations promulgated thereunder to the extent applicable to the Company.

19. ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Association, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20. PAYMENT OF LEGAL FEES.

     All reasonable legal fees and other expenses paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company, if Executive is successful pursuant to a legal judgment, arbitration or settlement.

21. INDEMNIFICATION.

     The Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

22. SUCCESSOR TO THE COMPANY.

     The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

                                  SIGNATURES

     IN WITNESS WHEREOF, Quaker City Bancorp, Inc. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, as of the 1st day of July, 1996.


ATTEST:                                QUAKER CITY BANCORP, INC.


/s/ Sharon Thomson                     By:   /s/ Kathryn M. Hennigan
- -----------------------------                ----------------------------------
                                              Kathryn M. Hennigan
                                              Secretary


                      [SEAL]



ATTEST:



/s/ Joan M. Pledge                     By:   /s/ J.L. Thomas
- -----------------------------                ----------------------------------
                                              J. L. Thomas
                                              Executive

                                  THREE YEAR
               QUAKER CITY FEDERAL SAVINGS AND LOAN ASSOCIATION
                             EMPLOYMENT AGREEMENT


     This AGREEMENT is made effective as of July 1, 1996, by and among Quaker City Federal Savings and Loan Association (the "Association"), a federally chartered savings institution, with its principal administrative office at 7021 Greenleaf Avenue, Whittier, California, Quaker City Bancorp, Inc., a corporation organized under the laws of the State of Delaware which is the holding company for the Association (the "Company"), and J. L. Thomas (the "Executive").

     WHEREAS, the Association wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Association on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as Chairman of the Board of the Association. The Executive shall render administrative and management services to the Association such as are customarily performed by persons situated in a similar executive capacity. Failure to reelect Executive as Chairman of the Board of the Association without the consent of the Executive shall constitute a breach of this Agreement.

2. TERMS.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on June 30, 1996, and continuing on each June 30 thereafter, the disinterested members of the board of directors of the Association ("Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be three (3) years unless the Executive elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. Notwithstanding the foregoing or any other provision of this Agreement, the term of this Agreement shall automatically expire upon the 65th birthday of Executive.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote the time required to fulfill the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Association and participation in community and civic organizations; the time required will vary significantly, however will exceed fifty percent of the Executive's business time; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Association or materially affect the performance of Executive's duties pursuant to this Agreement.

3. COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1. The Association shall pay Executive as compensation a salary of not less than $175,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any employee benefit plan maintained by the Association. Such Base Salary shall be payable semi-monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the effective date of this Agreement. Such review shall be conducted by a Compensation/Benefits Committee. The Board may increase Executive's Base Salary. The increased Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Association shall also provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Association.

     (b) The Association will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Association will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Association in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Association in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (c)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3 and other compensation provided for by paragraph (b) of this Section 3, the Association shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Association or the Company of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof, upon Retirement, as defined in Section 6 hereof or for Cause, as defined in Section 7 hereof; (ii) Executive's resignation from the Association's employ, upon any (A) failure to elect or reelect Executive as Chairman of the Board of Directors, unless consented to by the Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in
Section 1, above, (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment by more than 30 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement,
(D) liquidation or dissolution of the Association or Company, provided, however, that such liquidation or dissolution shall not include a liquidation or dissolution caused by a reorganization not affecting Executive's functions, duties, responsibilities or compensation, or (E) breach of this Agreement by the Association. Upon the occurrence of any event described in clauses (A), (B),
(C), (D) or (E), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Association shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to: (i) the amount of the remaining salary payments that the Executive would have earned if he continued his employment with the Association during the remaining unexpired term of this Agreement at the Executive's Base Salary at the Date of Termination; (ii) the average of the amount of bonus and any other compensation paid to the Executive during the term of the Agreement times the remaining number of years of the Agreement and any fraction thereof, and; (iii) an amount equal to the average of the annual contributions that were made on the Executive's behalf to any employee benefit plans of the Company or Association during the term of the Agreement times the remaining number of years of the Agreement and any fraction thereof; provided, however, that any payment
                                           ------------------
pursuant to this section shall not, in the aggregate, exceed three times Executive's average annual compensation for the five most recent taxable years that Executive has been employed by the Association. Such annual compensation shall include any bonuses or other cash compensation paid or to be paid to the Executive in any such year, any director or committee fees paid or to be paid in any such year, any benefits paid or accrued to the Executive pursuant to any employee benefit plan maintained by the Company or Association in any such year and any contributions made on behalf of the Executive to any employee benefit plan maintained by the Company or Association in any such year; provided,
                                                                ---------
however, that if any payments pursuant to this subsection constitute an "excess
- --------
parachute payment" under the Internal Revenue Code of 1986, as amended, (the "Code") the provisions of Section 5(f) herein shall apply and; provided,
                                                               ---------
further, that if the Association is not in compliance with its minimum capital
- --------
requirements or if such payments would cause the Association's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Association or successor thereto is in capital compliance. At the election of the Executive, which election is to be made within thirty (30) days of the Executive's Date of Termination, such payments shall be made in a lump sum or paid monthly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Association will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association or Company for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Association or Company employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

     (d) Upon the occurrence of an Event of Termination, the Executive will be entitled to receive benefits due to him under or contributed by the Association or Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Association or Company on the Executive's behalf.

     (e) In the event that the Executive is receiving monthly payments pursuant to Section 4(b) hereof, on an annual basis, thereafter, between the dates of July 1 and July 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

5. CHANGE IN CONTROL.

     (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Association or the Company, as set forth below. For purposes of this Plan, a "Change in Control" of the Association or Company shall mean an event of a nature that:

(i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 1 5(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 1 3(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Association or the Company representing 20% or more of the Association's or the Company's outstanding securities except for any securities of the Association purchased by the Company in connection with the conversion of the Association to the stock form and any securities purchased by any employee benefit plan of the Association or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction occurs in which the Association or Company is not the resulting entity.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f) and (g) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement regardless of whether such termination results from his dismissal or his resignation at any time during the term of this Agreement, unless such termination is because of his death or termination for Cause.

     (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment as provided in Section 5(b), the Association shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: 1) the payments due for the remaining term of the Agreement, or 2) three times the average annual compensation for the five most recent taxable years that Executive has been employed by the Association, such average annual compensation shall include any bonuses or other cash compensation paid or to be paid to the Executive in any such year, any director or committee fees paid or to be paid in any such year, any benefits paid or accrued to the Executive pursuant to any employee benefit plan maintained by the Company or Association in any such year and any contributions made on behalf of the Executive to any employee benefit plan maintained by the Company or Association in any such years; provided however, that if the Association is not in
                   -----------------
compliance with its minimum capital requirements or if such payments would cause the Association's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Association or successor thereto is in capital compliance. At the election of the Executive, which election is to be made within thirty (30) days of the Date of Termination, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis over a period of thirty-six (36) months following the Executive's termination.

     (d) Upon the occurrence of a Change in Control, Executive will be entitled to receive benefits due to him under or contributed by the Association or Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Association or Company on Executive's behalf.

     (e) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Association will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association or Company for Executive prior to his severance, except to the extent that such coverage may be changed in its application for all Association or Company employees. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination.

     (f) In the event that the Executive is receiving monthly payments pursuant to Section 5(c) hereof, on an annual basis, thereafter, between the dates of July 1 and July 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made

     (g) Notwithstanding the preceding paragraphs of this Section 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 5 shall be determined by the Executive.

6. TERMINATION UPON RETIREMENT.

     Termination by the Association of the Executive based on "Retirement" shall mean termination in accordance with the Association's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Association and other plans to which Executive is a party.

7. TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order or any material breach of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan or unvested awards granted to Executive under any RRP of the Association, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

8. NOTICE.

     (a) Except for automatic termination upon retirement at age sixty-five by Executive, any purported termination by the Association or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty days from the date such Notice of Termination is given.).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of

Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Association will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to his annual salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement.

9. POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 9 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Association as may reasonably be required by the Association in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10. NON-DISCLOSURE.

     Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Association and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Association. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Association. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Association will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Association from pursuing any other remedies available to the Association for such breach or threatened breach, including the recovery of damages from Executive.

11 . SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association. The Company unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Company.

12. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Association or any predecessor of the Association and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13. EFFECT OF ACTION UNDER COMPANY AGREEMENT.

     Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement as of July l, 1996, between Executive and the Company, such compensation payments and benefits paid by the Company will be subtracted from any amounts due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Company Agreement shall be allocated in proportion to the services rendered and time expended on such activities by the Executive as determined by the Company and the Association on a quarterly basis.

14. NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Association and their respective successors and assigns.

15. MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16. REQUIRED PROVISIONS.

     (a) The Association may terminate the Executive's employment at any time, but any termination by the Association, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 hereinabove.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(3) or (g)(l); the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x)(1) all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Association under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director of the OTS (or his designee), or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. 1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. 1828(k) and 12 CFR 545.121 and any rules and regulations promulgated thereunder.

17. SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18. HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this agreement.

19. GOVERNING LAW.

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, but only to the extent not superseded by federal law.

20. ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Association, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

21. PAYMENT OF COSTS AND LEGAL FEES.

     All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

22. INDEMNIFICATION.

     (a) The Association shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Association (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to Executive pursuant to this Section are subject to and conditioned upon compliance with applicable federal banking statutes and regulations of the OTS and FDIC in effect at the time.

23. SUCCESSOR TO THE ASSOCIATION.

     The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

                                  SIGNATURES

     IN WITNESS WHEREOF, Quaker City Federal Savings and Loan Association and Quaker City Bancorp, Inc. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, as of the 1st day of July, 1996.


ATTEST:                                QUAKER CITY FEDERAL SAVINGS AND LOAN
                                       ASSOCIATION

/s/ Sharon Thomson                     By:    /s/ Kathryn M. Hennigan
- -----------------------------                -----------------------------------
                                              Kathryn M. Hennigan
                                              Secretary

     [SEAL]



ATTEST:                                QUAKER CITY BANCORP, INC.
                                       (Guarantor)

/s/ Sharon Thomson                     By:    /s/ Kathryn M. Hennigan
- -----------------------------                -----------------------------------
                                              Kathryn M. Hennigan
                                              Secretary

     [SEAL]



WITNESS:

/s/ Joan M. Pledge                            /s/ J.L. Thomas
- -----------------------                      -----------------------------------
                                              J. L. Thomas
                                              Executive